      As filed with the Securities and Exchange Commission on September 30, 1998
                                                          Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MICRO FOCUS GROUP PLC
             (Exact Name of Registrant as Specified in Its Charter)

      England and Wales                                 Not applicable
 State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)
                          The Lawn, 22-30 Old Bath Road
                               Berkshire RG14 1QN
                                Newbury, England
                    (Address of Principal Executive Offices)

                            Options Issued Under the
                        Intersolv 1982 Stock Option Plan,
                        Intersolv 1992 Stock Option Plan,
                      Intersolv 1997 Employee Option Plan,
                           Q&E Stock Option Plan, and
                          TechGnosis Stock Option Plan
                            Assumed by the Registrant

                        Warrants Issued by Intersolv Inc.
                         to Certain Intersolv Employees
                            Assumed by the Registrant

                       1998 Micro Focus Share Option Plan
                            (Full Title of the Plans)

                               Richard Van Hoesen
          Senior Vice President, Chief Financial Officer and Secretary
                              Micro Focus Group plc
                          c/o Micro Focus Incorporated
                            701 East Middlefield Road
                         Mountain View, California 94043
                                 (650) 938-3700
            (Name, Address and Telephone Number of Agent For Service)

                          Copies of Communications to:

                             Fritz K. Koehler, Esq.
                                 Senior Counsel
                              Micro Focus Group plc
                          c/o Micro Focus Incorporated
                            701 East Middlefield Road
                         Mountain View, California 94043
                                 (650) 938-3700

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------- --------------------- --------------------- -----------------

                                               Amount         Proposed Maximum      Proposed Maximum       Amount of
 Title of Securities to be Registered(1)        to be        Offering Price Per    Aggregate Offering   Registration Fee
                                             Registered            Share                 Price
------------------------------------------ ---------------- --------------------- --------------------- -----------------

Ordinary Shares, GPB 0.02 par value,
represented by American Depositary Shares  13,702,061(2)          $4.40(3)           $60,289,068.40        $17,785.28

------------------------------------------ ---------------- --------------------- --------------------- -----------------

Ordinary Shares, GPB 0.02 par value,
represented by American Depositary Shares  12,450,710(4)         $4.105(5)           $51,110,164.55        $15,077.50

------------------------------------------ ---------------- --------------------- --------------------- -----------------

(1)   A separate registration  statement on Form F-6 (File No. 33-34422)filed with the Securities and Exchange Commission on April 18, 1990, as amended pursuant to post-effective amendment number 1 thereto dated March 25, 1998  has  been declared  effective  with  respect  to the  American Depositary Shares represented by American Depositary  Receipts issuable on a basis of one American  Depositary  Share for each five Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

(2)   Shares available for issuance and not yet subject to outstanding options as of September 24, 1998  under  the  1998
      Micro Focus Share Option Plan.

(3)   Estimated  solely for the purpose of calculating the  registration  fee in accordance  with Rules 457(h) and  457(c)
      under the  Securities Act of 1933 and based upon the average of the high and low prices of  Ordinary Shares reported on the London Stock Exchange on September 23, 1998. Converted to U.S. Dollars from G.B. Pounds on the basis of $1.68
      U.S. Dollars per G.B. Pound.

(4)   Shares subject to outstanding ptions as of September 23, 1998 under the Intersolv  1982 Stock Option Plan, Intersolv
      1992 Stock  Option  Plan, Intersolv 1997 Employee  Option Plan, Q&E Stock Option Plan and  TechGnosis  Stock  Option
      Plan and  shares  subject  to  outstanding  warrants  as of September 23, 1998.

(5)   Weighted  average per share  exercise price for such  outstanding  options pursuant to Rule 457(h)(1).


                              MICRO FOCUS GROUP PLC
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's Form 20-F filed on May 29, 1998 for the year ended January 31, 1998 (the "1998 Form 20-F") pursuant to
                   Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference audited financial statements for the year ended January 31, 1998; the Registrant's Prospectus/Proxy Statement filed on August 25, 1998 under Rule 424(b)(3) of the Securities Act of 1933; and Intersolv Inc.'s Form 10-K filed for the year ended April 30, 1998 pursuant to Section 13 of the Exchange Act;

          (b) The Registrant's Forms 6-K for the fiscal quarters ending April 30, 1998 and July 31, 1998 filed on May 14, 1998 and September 22, 1998, respectively pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

           (c) The description of the Registrant's Ordinary Shares contained in the 1998 Form 20-F, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-------  -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  --------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.
------   ----------------------------------------------------------------------

         The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by the statutory provisions of English law concerning companies, the directors, other officers and auditor of Registrant shall be indemnified by the Registrant against liabilities incurred by them in relation to the exercise of their duties as directors, officers or the auditor of Registrant, respectively. However, Section 310 of the Companies Act 1985 renders any such indemnity ineffective to the extent it covers any negligence, default, breach of duty or breach of trust of which the director, other officer or auditor may be guilty in relation to the Registrant, except to the extent that it covers liabilities incurred by the director, other officer or auditor, respectively, in respect of court proceedings in which judgment is given in his favor.
                                      -2-

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. In addition, Micro Focus Incorporated, a subsidiary of Registrant incorporated under the laws of the State of California, has also entered into indemnity agreements with Registrant's directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Neither the Registrant nor Micro Focus Incorporated will be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims: (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnification agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have not been honest and reasonable under the circumstances; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; (vi) if the liabilities relating thereto are paid to the indemnified party by an insurance carrier under a directors' and officers' liability insurance policy maintained by the Registrant or Micro Focus Incorporated; or (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreements are not exclusive of any rights a director, other officer or auditor may have under the Articles of Association, other agreements, any majority-in-interest vote of the shareholders or vote of disinterested directors, applicable law or otherwise.

         The indemnification provision in the Articles of Association, and the indemnity agreements, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. In addition, the Registrant has directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.
-------  -----------------------------------

          Not applicable.

Item 8.  Exhibits.
-------  ---------

         4.01(1) Registrant's Memorandum of Association dated as of March 28, 1983, as amended and restated to date (incorporated herein by reference to Exhibit 2.01 of the Registrant's 1998 Form 20-F (File No. 000-19696)).

         4.02(1) Registrant's Articles of Association dated as of June 19, 1996, as amended to date (incorporated herein by reference to Exhibit 2.02 of the Registrant's 1998 Form 20-F).

         4.03 Amended and Restated Deposit Agreement dated as of March 16, 1998 among the Registrant, the Bank of New York and all owners and holders from time to time of American Depository Receipts. (incorporated herein by reference to Exhibit 2.04 of the Registrant's 1998 Form 20-F).

        4.04 Form of Specimen Certificate for the Registrant's Ordinary Shares at GBP 0.02 each (incorporated herein by reference to Exhibit 2.03 of the Registrant's 1998 Form 20-F).

        4.05        Registrant's 1998 Share Option Plan.

        5.01        Opinion of Memery Crystal.

       23.01        Consent of Memery Crystal (included in Exhibit 5.01).

       23.02        Consent of Ernst & Young, independent auditors

       23.03        Consent of PricewaterhouseCoopers LLP, independent auditors.

       24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").
        ______________________________

             (1) Filed on May 2, 1997 as an Exhibit to the Registrant's Annual Report on Form 20-F.

Item 9.  Undertakings.
------   ------------

          The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      -4-

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 30 day of September, 1998.

                              MICRO FOCUS GROUP PLC


                                   By:/s/ Richard Van Hoesen
                                      -----------------------------------------
                                      Richard Van Hoesen, Senior Vice President,
                                      Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin Waters and Richard Van Hoesen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                      Date
      ---------                           -----                      -----

Principal Executive Officer:


/s/ Martin Waters
----------------------------   President, Chief Executive     September 30, 1998
Martin Waters                  Officer and a Director


Principal Financial Officer and
Principal Accounting Officer:

/s/ Richard Van Hoesen         Senior Vice President, Chief   September 30, 1998
-----------------------------  Financial Officer and Secretary
Richard Van Hoesen

Additional Directors

/s/ J. Michael Gullard
-----------------------------   Director                      September 30, 1998
J. Michael Gullard

/s/ Harold Hughes
-----------------------------   Director                      September 30, 1998
Harold Hughes


------------------------------  Director                     September ___, 1998
J. Sidney Webb

/s/ Gary Greenfield
------------------------------  Director                      September 30, 1998
Gary Greenfield

/s/ Kevin Burns
------------------------------  Director                      September 30, 1998
Kevin Burns

/s/ Michel Berty
------------------------------  Director                      September 22, 1998
Michel Berty

                                  Exhibit Index



Exhibit No.                   Description
----------                    -----------

  4.01(1) Registrant's Memorandum of Association dated as of March 28, 1983, as amended and restated to date (incorporated herein by reference to Exhibit 2.01 of the Registrant's 1998 Form 20-F (File No. 000-19696)).

  4.02(1) Registrant's Articles of Association dated as of June 19, 1996, as amended to date (incorporated herein by reference to Exhibit 2.02 of the Registrant's 1998 Form 20-F).

    4.03 Amended and Restated Deposit Agreement dated as of March 16, 1998 among the Registrant, the Bank of New York and all owners and holders from time to time of American Depository Receipts. (incorporated herein by reference to Exhibit 2.04 of the Registrant's 1998 Form 20-F).

    4.04 Form of Specimen Certificate for the Registrant's Ordinary Shares at GBP 0.02 each (incorporated herein by reference to Exhibit 2.03 of the Registrant's 1998 Form 20-F).

    4.05  Registrant's 1998 Share Option Plan.

    5.01  Opinion of Memery Crystal.

   23.01  Consent of Memery Crystal (included in Exhibit 5.01).

   23.02  Consent of Ernst & Young, independent auditors

   23.03  Consent of PricewaterhouseCoopers LLP, independent auditors.

   24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").

_______________________

       (1) Filed on May 2,1997 as an Exhibit to the Registrant's Annual Report on Form 20-F.

EXHIBIT 4.05

          Rules of the 1998 Micro Focus Share Option Plan ("the Plan")


1.   Definitions

         In this Plan:

(a)  "Board" means the board of directors of the Company;

(b)  "Code" means the United States Internal Revenue Code of 1986 (as amended);

(c) "The Company" means Micro Focus Group Public Limited Company incorporated in England with number 1709998;

(d) "Control" means the definition thereof contained in section 840 of the UK Income and Corporation Taxes Act 1988;

(e) "Date of Grant" means in relation to any Option, the date on which such Option is granted in accordance with Rule 9;

(f)  "Employer  Corporation"   means  any  company  within  the  Group for which
an Eligible Person who has been granted an Option under this Plan performs services;

(g) "Eligible Person" means a person to whom an Option may be granted as defined in Rule 2 below;

(h)  "Effective Date" means the completion date of the Merger;

(i) "Group" means the Company and every other company of which the Company has direct or indirect Control;

(j) "Incentive Stock Option" means an Option which qualifies as an incentive stock option within the meaning of section 422 of the Code;

(k) "ISO Group" means the Company and any other company which is a Parent Corporation or Subsidiary Corporation of the Company;

(l) "Merger" means the merger of Intersolv, Inc. with and into Tower Merger Sub Inc., a Subsidiary Corporation of the Company.(1)

(m) "Option" means a right granted by the Company in accordance with this Plan to subscribe for Shares;

(n) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time in question, each of the corporations other than the Company owns stock (or shares) possessing 50% or more of the total combined voting power of all classes of stock (or shares) in one of the other corporations in such chain;

(o)  "Shares" means fully paid ordinary shares in the capital of the Company;

(p) "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time in question, each of the corporations other than the last corporation in the unbroken chain owns stock (or shares) possessing 50% or more of the total combined voting power of all classes of stock (or shares) in one of the other corporations in such chain;

(q) "10% Shareholder" means a person who owns shares representing more than 10% of the total combined voting power of all classes of shares in any company which is a member of the ISO Group at the Date of Grant of an Option;

(r) "fair market value" means the average of the middle market quotations of a share as derived from the Daily Official List of The London Stock Exchange on the three business days immediately preceding the Date of Grant.

2.   Persons to whom Options may be granted

(a) Options may only be granted to current or former employees and directors of a member of the Group ("Eligible Persons").

                                      -2-
_______________________

     (1) The completion date of the merger was September 24, 1998.

(b) Subject to Rule 6 below, Incentive Stock Options may be granted to such Eligible Persons as the Board from time to time and in its absolute discretion may determine.

3.   Non-transferability of Options

Options shall be personal to the person to whom they are granted and shall lapse forthwith if they are purportedly transferred (otherwise than to personal representatives upon death) assigned, mortgaged, charged or otherwise alienated or if that person is adjudicated bankrupt or does or suffers any other act or thing whereby he or she would or might be deprived of the legal or beneficial ownership of the Options.

4.   Number of Shares available to be put under option

(a) Subject to Rule 13 below (relating to variation in share capital), the aggregate of (1) the total number of Shares in respect of which Options may be granted in accordance with this Plan during the period from the Effective Date to August 18, 2008 and (2) the total number of Shares which may be issued under all other options granted by the Company and which immediately prior to the completion of the Merger remain capable of exercise may not exceed 15% of the issued share capital of the Company, as enlarged, immediately following completion of the Merger (or an aggregate of 25,000,000 Shares, if less).

(b) For the avoidance of doubt, where Options under this Plan or any other share option plan or scheme established by the Company lapse or cease to be exercisable the Shares under such options may be the subject of new grants of Options under this Plan without being included in the limit in paragraph (a) above. To this end, in addition to the aforementioned limit, the total number of Shares in respect of which Options may be granted under this Plan shall be increased to include the number of all or any Shares which were the subject of options which have lapsed or ceased to be exercisable under other plans or schemes or former plans or schemes established by the Company.

(c) The number of shares subject to an option granted in accordance with the Micro Focus Inland Revenue Approved Share Option Scheme, which option certificate provides that the source of shares subject thereto is the pool of shares available for grant in accordance with this Plan, shall reduce by the same amount, the number of Shares in respect of which Options may be granted in accordance with this Plan. In accordance with paragraph 4(b), where such Micro

Focus Inland Revenue Approved Share Option Scheme options lapse or cease to be exercisable, the shares under such options may be the subject of new grants of Options under this Plan.

5. Maximum number of Shares in respect of which Options may be granted to any person

Subject to Rule 13 below, the maximum number of Shares in respect of which Options may be granted to any person in accordance with this Plan in the period of this authority shall be 375,000 Shares. Save that any person who commences employment for the first time (whether before or after the adoption of this Plan) with the Company or a member of the Group shall be eligible to be granted Options in respect of up to 1,500,000 Shares in the period of 12 months after the commencement of his employment.

6.   Further restrictions on the grant of Incentive Stock Options

(a) Incentive Stock Options may only be granted to employees (as that term is used in section 422 of the Code) of any company which is a member of the ISO Group at the Date of Grant.

(b) The aggregate fair market value (determined as of the Date of Grant) of Shares in respect of which Incentive Stock Options are exercisable for the first time by an employee during any calendar year pursuant to this Plan (and under any other plan permitting the granting of Incentive Stock Options which might be established by any company in the ISO Group) may not exceed US$100,000. If the fair market value of Shares on the Date of Grant in respect of which Incentive Stock Options are exercisable for the first time by an employee during any calendar year exceeds US$100,000, then the Options for the first US$100,000 worth of Shares to become exercisable in such calendar year will be Incentive Stock Options and the Options for the amount in excess of US$100,000 that become exercisable in that calendar year will not be Incentive Stock Options.

7.   Payment for grant of Options

The amount, if any, payable in consideration of the grant of any Options shall be as the Board may decide but in any event shall not be more than GBP1, which shall not be returnable.

8.   Exercise Price

The exercise price payable for any Share to be acquired upon the exercise of any Option shall be not less than the fair market value of a Share on the Date of
Grant:

(a) In the case of an Incentive Stock Option granted to a 10% Shareholder, the exercise price shall be not less than 110% of the fair market value of a Share on the Date of Grant; and

(b) in any event, the exercise price shall be not less than the nominal value of a Share.

9.   Times at which Options may be granted

(a) Options may only be granted on or after the Effective Date and thereafter during any of the following periods:

 (i) within the period of 30 days immediately following the date of shareholder approval of this Plan (but no earlier than the Effective Date); or

 (ii) within the period of 42 days immediately following the date on which the Company announces its interim or preliminary annual trading results for any period to the press and The London Stock Exchange (provided that in respect of directors of the Company that such date does not fall during the period of two months prior to the announcement of interim or preliminary annual trading results or, if shorter, the period from the relevant financial period end up to and including the time of the announcement); or

(iii) to any person who commences employment with a member of the Group for the first time, within the period of 45 days immediately thereafter (provided that in respect of directors of the Company such date does not fall during the period of two months prior to the announcement of interim or preliminary annual trading results or, if shorter, the period from the relevant financial period end up to and including the time of the announcement).

(b) the Board may grant Options outside the periods specified in this Plan in circumstances which the Board in its absolute discretion deem sufficiently exceptional to justify the grant of Options at that time.

10.  Performance Targets

(a) The exercise of any Option may by its terms be conditional upon the attainment of one or more objective performance targets ("Performance Targets"). The terms of each Performance Target shall themselves be determined by the Executive Remuneration Committee of the Board in its discretion and shall be specified to the relevant Eligible Person at the same time as the Date of Grant to such Eligible Person.

(b) Where an issue or reorganisation by the Company or any member of the Group (including, without limitation, any issue of shares or securities or any reduction of capital or sub-division or consolidation of shares) or any other event or circumstance (including a change in accounting policies or practice or a change in the length of the Company's accounting period) causes the Executive Remuneration Committee reasonably to consider that a different Performance Target (including in the case of Rules 11(b) and 14, an appropriate reduction in the period for achieving such a Performance Target) would be a more appropriate measure of performance and that the different Performance Target will be a fairer measure of such performance or that any amended Performance Target will provide a more effective incentive to the holders of Options, the Executive Remuneration Committee after due consultation with the auditors of the Company may determine that a new Performance Target shall be substituted for the existing Performance Target applicable to such Option or Options.

(c) Where the Executive Remuneration Committee has imposed a Performance Target under Rule 10(a) upon the grant of an Option, that Option may not be exercised except in accordance with any such Performance Target, as from time to time varied in accordance with Rule 10(b).

11.  Option Period

(a) No Option shall be capable of being exercised later than 10 years after the Date of Grant, or in the case of an Incentive Stock Option granted to a 10% Shareholder, 5 years after the Date of Grant.

(b) Exercise of an Option shall always be subject to the following additional provisions: (i) if the option holder ceases to provide services to any member of the Group for any reason except the option holder's death or disability (whether such disability is temporary or permanent, partial or total, as determined by the Board), then the option holder may exercise such option holder's Options only to the extent that such Options would have been exercisable upon the effective date of such termination no later than three months after the effective date of such termination (or such longer or shorter time period as may be specified in the Option), but in any event, no later than the expiration date of the Options; and (ii) if the option holder ceases to provide services to any member of the Group because of the option holder's death or disability (or the option holder dies within three months of termination for any reason other than death or disability) then the option holder's Options may be exercised only to the extent that such Options would have been exercisable by the option holder on the effective date of such termination and must be exercised by the option holder (or the option holder's legal representative or authorised assignee) no later than 12 months after the effective date of such termination (or such longer or shorter time period as may be specified in the Option), but in any event no later than the expiration date of the Options. The phrase "ceases to provide services" shall include termination of employment.

(c) Options shall become exercisable at such times and in such increments as shall be determined by the Board.

12.  Stock Exchange Listing

All Shares allotted upon the exercise of any Option shall rank pari passu in all respects with the Shares then in issue and the Company shall apply to the Council of The London Stock Exchange for Shares allotted pursuant to any Option to be admitted to the Official List. The Company shall provide to each person who shall hold one or more Options a copy of the annual report of the Company as soon as reasonably practicable after it is released by the Company.

13.  Variation in share capital

(a) As provided for in the rules of The London Stock Exchange, in the event of any increase in the number of Shares issued by way of capitalisation or rights issue or open offer, or any sub-division, consolidation or reduction of any other variation of share capital, the Board will make the appropriate adjustment to:

(i)      the restrictions imposed by Rules 4 and 5 above; and/or

(ii)     the number of Shares which are subject to any Option; and/or

(iii)    the exercise price payable for each Share under any Option;

provided that the exercise price for any Share shall not be less than the nominal value of such Share and no adjustment shall cause an Option to be capable of being exercised later than as mentioned in Rule 11 above.

(b) As required by the rules of The London Stock Exchange, except in the case of a capitalisation issue no such adjustment shall be made without the prior written confirmation of the auditors of the Company for the time being that it is in their opinion fair and reasonable.

(c)  Written  notice of any  adjustment  shall be given to any  person   granted
an Option  who is  affected thereby.

14.  Winding-up of the Company and change of control

(a) Notwithstanding Rule 11 above, it shall be a term and condition of any Option that in the event of notice being given to shareholders of a resolution for the winding-up of the Company, the Option shall be capable of exercise within the period of six months commencing on the date of such notice and the Option shall lapse at the end of such period or on the winding up of the Company, if earlier.

(b) If the Company is succeeded by a successor corporation, or if any person ("the Offeror") obtains Control of the Company, then the successor corporation or Offeror may assume, convert or replace any or all outstanding Options, which action will be binding on all option holders. In the alternative, the successor corporation or Offeror may substitute equivalent options or provide substantially similar consideration to option holders as was provided to shareholders (after taking into account the existing provisions of the Options). If such successor corporation or Offeror refuses to assume or substitute Options, such Options shall accelerate and become exercisable in full on such conditions as the Board shall determine prior to such succession or change of Control. Any Options not so replaced or exercised shall lapse and cease to be exercisable.

15.  Alteration of the Plan

(a) Subject to Rule 15(b) below, the Board may at any time alter or add to all or any of the provisions of the Plan in any respect.

(b) Subject to Rule 15(c) below, no alterations or addition shall be made to any provision of the Plan without the prior approval of shareholders of the Company in general meeting except for: (i) minor amendments to benefit the administration of the Plan; or (ii) alterations or additions that are necessary or desirable in order to comply with the laws and regulations for the time being in force in the United Kingdom or the United States of America or to obtain or maintain approval of the Plan from any government or other regulatory or advisory body whether in the United Kingdom, the United States of America or elsewhere, provided that any such alteration or addition shall not affect the basic principles of the Plan; or (iii) alternations or additions to ensure and maintain treatment as Incentive Stock Options of those Options granted and to be granted that are intended to be treated as such.

(c) No alterations or additions shall be made to an outstanding Option to the disadvantage of the holder thereof without the prior written consent of such holder.

16.  Administration and Interpretation of the Plan

The Plan shall be administered by the Board or, to the extent necessary to comply with the laws and regulations of the United Kingdom and the United States of America, by the Executive Remuneration Committee of the Board. Subject to the general purposes, terms and conditions of the Plan, the Board or, if applicable, the Executive Remuneration Committee of the Board, shall have full power to implement and carry out the Plan. Any determination made by the Board, or if applicable, the Executive Remuneration Committee of the Board, shall be made in its sole discretion on the Date of Grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the members of the Group and on all persons having an interest in any Option under the Plan.

17.  Duration of the Plan

The authority to grant Options under the Plan will expire on August 18, 2008, the last day of the ten year period commencing on the date this Plan is adopted by the Board.

EXHIBIT 5.01


30 September 1998

MICRO FOCUS GROUP plc                        MEMERY CRYSTAL
The Lawn                                     Solicitors
Old Bath Road                                31 Southampton Row
Newbury                                      London  WC1B 5HT
Berkshire  RG14 1QN                          Telephone:  +44(0)  171 242 5905
                                             LDE No:  156 Chancery Lane
                                             E-mail:  mc@memery-crystal.co.uk
                                             Fax:  +44(0) 171 242 2058
                                             Group 4 Fax:  +44(0) 171 405 7674


Dear Sirs

Registration Statement on Form S-8
----------------------------------

     1. This opinion is given in connection with the registration under the US Securities Act 1933, as amended ("the Securities Act"), of Ordinary Shares of 2p nominal value each (each a "Share" and plurally referred to as the "Shares") in Micro Focus Group plc ("the Company"), which may be issued pursuant to options issued under the Intersolv 1982 Stock Option Plan, the Intersolv 1992 Stock Option Plan, the Intersolv 1997 Employee Option Plan, the Q & E Stock Option Plan and the TechGnosis Stock Option Plan and warrants issued by Intersolv, Inc. to certain of its employees and assumed by the Company on its acquisition of the stock of Intersolv, Inc. in September 1998 (together "the Assumed Equity Awards") and the 1998 Micro Focus Share Option Plan ("the 1998 Plan").


     2. We have acted as English legal advisers to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have, with your consent, relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to their authority and the accuracy of all factual matters contained therein which we have not independently established. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

     3. This opinion is limited to English law as at the date hereof applicable and as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law. We have accordingly not made any investigations of the laws of any jurisdictions other than England.

                                       -2-
                                                               30 September 1998

     4. You have confirmed to us that all necessary proceedings have been taken by you in connection with the assumption by the Company of the Assumed Equity Awards and in connection with the adoption by the Company of the 1998 Plan and we have therefore assumed such in giving the opinion contained herein.

     5. It is our opinion that the Shares that may be issued upon the exercise of the Assumed Equity Awards or upon exercise of the options to be granted under the 1998 Plan when issued in accordance with the terms of such options and the plans pursuant to which such options were duly granted, and in accordance with the Company's Memorandum and Articles of Association, and in the manner referred to in the relevant prospectus associated with the Form S-8 Registration Statement to be filed by the Company on or around 30th September 1998 ("the Registration Statement") will be legally issued, fully paid and non-assessable.

     6.   For the  purpose  of this  opinion,  we have  assumed  that  the  term
          "non-assessable" in relation to the Shares means under English law that holders of such Shares, having fully paid up all amounts due on such Shares as to the nominal amount and any premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter whatsoever.

This opinion is given to you solely for your benefit and for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purpose or quoted or referred to in any public document without our prior written consent except that we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving the consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours faithfully

/s/ Memery Crystal

MEMERY CRYSTAL

EXHIBIT 23.02



          CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the employee share plans named on the facing sheet thereof of our reports dated May 1, 1998 with respect to the consolidated financial statements of Micro Focus Group Public Limited Company for the year ended January 31, 1998 incorporated by reference in its Report of Foreign Issuer (Form 6-K) and in its Annual Report (Form 20-F) and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               /s/ Ernst & Young

Reading, England
25 September, 1998

EXHIBIT 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Micro Focus Group Public Limited Company on Form S-8 of our report, dated June 17, 1998, on our audits of the consolidated financial statements of Intersolv, Inc. ("the Company"), which report is included in the Company's Annual Report on Form 10-K for the year ended April 30, 1998



                                                /s/   PricewaterhouseCoopers LLP


McLean, Virginia
September 25, 1998